Exhibit 99.4

Meta Platforms, Inc.

Offer to Exchange Exchange Notes Set Forth Below
Registered Under the Securities Act of 1933, as amended
for
Any and All Corresponding Original Notes Set Forth Opposite Below

Exchange Notes	CUSIP No.	Original Notes	CUSIP Nos.
3.500% Senior Notes due 2027	30303M 8G0	3.500% Senior Notes due 2027	30303M 8B1, U59197 AB6
3.850% Senior Notes due 2032	30303M 8H8	3.850% Senior Notes due 2032	30303M 8D7, U59197 AD2
4.450% Senior Notes due 2052	30303M 8J4	4.450% Senior Notes due 2052	30303M 8E5, U59197 AE0
4.650% Senior Notes due 2062	30303M 8K1	4.650% Senior Notes due 2062	30303M 8F2, U59197 AF7

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

The undersigned hereby acknowledges receipt of the Prospectus dated           , 2022 (the “Prospectus”) of Meta Platforms, Inc., a Delaware corporation (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), that together constitute the Company’s offer (the “Exchange Offer”). Capitalized terms used but not defined herein have the meanings as ascribed to them in the Prospectus or the Letter of Transmittal.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

The aggregate face amount of the Original Notes held by you for the account of the undersigned is (fill in amount):

$___________ of the 3.500% Senior Notes due 2027

$___________ of the 3.850% Senior Notes due 2032

$___________ of the 4.450% Senior Notes due 2052

$___________ of the 4.650% Senior Notes due 2062

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Original Notes held by you for the account of the undersigned (insert principal amount of Original Notes to be tendered, if any):

$___________ of the 3.500% Senior Notes due 2027

$___________ of the 3.850% Senior Notes due 2032

$___________ of the 4.450% Senior Notes due 2052

$___________ of the 4.650% Senior Notes due 2062

☐	NOT to TENDER any Original Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the holder is not an “affiliate” of the Company, (ii) any Exchange Notes to be received by the holder are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate, and is not engaged and does not intend to engage, in a distribution (within the meaning of the Securities Act) of such Exchange Notes, (iv) the holder has full power and authority to tender, exchange, assign and transfer the Original Notes being tendered and (v) the Company will acquire good and unencumbered title to the Original Notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim when the Company accepts the Original Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes, it represents that such Original Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended.

SIGN HERE

Name of beneficial owner(s):
Signature(s):
Name(s) (please print):
Address:

Telephone Number:
Taxpayer Identification or Social Security Number:

Date:

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